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                                                                  Exhibit 10.31


                                     INTERIM
                              COLLOCATION AGREEMENT

                                AGREEMENT NUMBER
                                 CDS-990616-0108

                                     BETWEEN

                          U S WEST COMMUNICATIONS, INC.

                                       AND

                                  PATHNET, INC.


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                              COLLOCATION AGREEMENT

            THIS COLLOCATION AGREEMENT ("Agreement") is made and effective as of August 12, 1999, by and between U S WEST Communications, Inc., a Colorado corporation ("USW"), and Pathnet, Inc., a Delaware corporation ("Pathnet").

            WHEREAS, USW is an incumbent local exchange carrier having a statutory duty to provide for "Collocation" of equipment necessary for interconnection or access to unbundled network elements at its Premises, in accordance with the Telecommunications Act of 1996 (the "Act"); and

WHEREAS, Pathnet wishes to physically locate certain of its equipment within the Space (as defined herein) and connect with USW in accordance with the Act;

WHEREAS, Pathnet must have a state approved Interconnection agreement with USW in the states covered by this Agreement before Pathnet can order local interconnection trunks for the purpose of exchanging traffic between the Parties' networks.

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, USW and Pathnet (the "Parties") agree as follows:

SECTION 1.   TERM

This Agreement is prepared in order for USW to process Pathnet's Collocation requests for the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and Wyoming (other states can be requested through a general amendment to this contract) while the Parties finalize the Interconnection Agreement between USW and Pathnet ("Interconnection Agreement"). The Parties intend to submit the Interconnection Agreement to the state public utilities commissions having jurisdiction, for approval under the provisions of 47 U.S.C. Section 252. This Agreement will remain in effect until April 1, 2000, or until approval of that Interconnection Agreement, whichever occurs first. At such time of Commission approval of the Interconnection Agreement, this Agreement will terminate and the terms and conditions of the approved Interconnection Agreement will prevail. In the event the Interconnection Agreement is not approved by the Commission Pathnet shall vacate the Space and pay USW all of the expenses and costs that USW has incurred that have not been fully reimbursed to USW by the nonrecurring charges paid by Pathnet to USW. Pathnet shall have the option to convert cageless collocation to a virtual collocation in this event as defined under the FCC tariffs dealing with the USW Expanded Interconnection Services and shall pay charges for such conversion. USW shall not refund any sum paid to it by or on behalf of Pathnet.

SECTION 2.   COLLOCATION DESCRIPTION

            2.1 Collocation allows for the placing of telecommunications equipment owned by Pathnet within USW's Central Office for the purpose of accessing Unbundled Network Elements
                        (UNEs) and/or terminating EAS/Local and ancillary traffic.




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                        2.1.1       Virtual Collocation

                                    With a Virtual Collocation arrangement,
                                    Pathnet is responsible for the procurement of its own telecommunications equipment which USW installs and maintains. Pathnet does not have physical access to its equipment in the USW Central Office but will be granted access to the appropriate cross-connect for making any cross connections it may require for access to USW UNEs.

                        2.1.2       Caged Physical Collocation

                                    Caged Physical Collocation allows Pathnet to lease caged floor space approximately in 100 square foot increments, up to a maximum of 400 square feet, for placement of its telecommunications equipment within USW's Central Office for the purpose of interconnecting with USW finished services or UNEs. Pathnet is responsible for the procurement, installation and on-going maintenance of its equipment as well as the cross connections required at the appropriate cross-connect device for connecting its equipment to USW UNEs.

                        2.1.3       Cageless Physical Collocation

                                    Cageless Physical Collocation is a non-caged area within a USW Central Office. Space will be made available in standard 9 square foot, single bay increments. Pathnet will be responsible for the procurement, installation and maintenance of the bays and telecommunications equipment. As with both Virtual and Caged Physical Collocation, Cageless Physical Collocation will also include access to the appropriate cross-connect device in which Pathnet can make connections to USW UNEs.

                        2.1.4       Shared Space Caged Physical Collocation

                                    Shared Space Caged Physical Collocation
                                    offers Co-Providers the opportunity to share a caged physical space with each other for the purpose of interconnecting with UNEs. Each collocator will be responsible for ordering entrance, power and terminations from USW at time of application. In order to address issues around warehousing of space, the original collocator will not be allowed to charge the shared occupant a per square foot charge in excess of the rate that the original collocator is presently charged by USW. There are some limitations set on the original collocator as to rates and terms of the arrangement such as a per square foot charge not exceeding the recurring amount that USW is charging.




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                        2.1.5       Interconnection Distribution Frame (ICDF)
                                    Collocation

                                    Where Pathnet does not require its equipment to be placed in a USW Central Office, but wishes only to combine USW UNEs, ICDF Collocation is available, where allowed by law.

                                    The combination of the UNEs shall be
                                    completed at the appropriate USW
                                    cross-connect device. Such devices will be located within USW Central Offices for common or dedicated usage. The cross-connect devices accommodate DS0, DS1, DS3 and OCn terminations. Tie cable arrangements between the various USW distribution frames may be required and will be provided in a nondiscriminatory manner.

                        2.1.6       Microwave Collocation - See Attachment 1

                        2.1.7       Adjacent Collocation

                                    2.1.7.1     USW will provide adjacent
                                                collocation arrangements
                                                ("Adjacent Arrangement") on
                                                contiguous property where space
                                                within the Central Office is
                                                legitimately exhausted, subject
                                                to technical feasibility, where
                                                the Adjacent Arrangement does
                                                not interfere with access to
                                                existing or planned structures
                                                or facilities on the Central
                                                Office property and where
                                                permitted by zoning and other
                                                applicable state and local
                                                regulations. The Adjacent
                                                Arrangement shall be constructed
                                                or procured by Pathnet and in
                                                conformance with USW's design
                                                and construction specifications.
                                                Further, Pathnet shall
                                                construct, procure, maintain and
                                                operate said Adjacent
                                                Arrangement(s) pursuant to all
                                                of the terms and conditions set
                                                forth in this Agreement. Rates
                                                shall be negotiated at the time
                                                of the request for Adjacent
                                                Collocation.

                                    2.1.7.2     Should Pathnet elect such
                                                option, Pathnet must arrange
                                                with a USW certified contractor
                                                to construct an Adjacent
                                                Arrangement structure in
                                                accordance with USW's guidelines
                                                and specifications. USW will
                                                provide guidelines and
                                                specifications upon request.
                                                Where local building codes
                                                require enclosure specifications
                                                more stringent than USW's
                                                standard specification, Pathnet
                                                and Pathnet's contractor must
                                                comply with local building code
                                                requirements. Pathnet's
                                                contractor shall be responsible
                                                for filing and receiving any and
                                                all necessary zoning, permits
                                                and/or licenses for such
                                                construction. Pathnet's USW
                                                Certified Vendor shall bill
                                                Pathnet directly for all work
                                                performed for Pathnet pursuant
                                                to this Agreement and USW shall
                                                have no liability for nor
                                                responsibility to pay such
                                                charges imposed by the Certified
                                                Vendor. Pathnet must provide the
                                                local USW building contact with
                                                two cards, keys or other access
                                                device used to enter the



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                                                locked enclosure. Except in
                                                cases of emergency, USW shall
                                                not access Pathnet's locked
                                                enclosure prior to notifying
                                                Pathnet.

                                    2.1.7.3     USW maintains the right to
                                                review Pathnet's plans and
                                                specifications prior to
                                                construction of an Adjacent
                                                Arrangement(s). USW may inspect
                                                the Adjacent Arrangement(s)
                                                following construction and prior
                                                to commencement, as defined in
                                                Section 4.1 following, to ensure
                                                the design and construction
                                                comply with USW's guidelines and
                                                specifications. USW may require
                                                Pathnet, at Pathnet's sole cost,
                                                to correct any deviations from
                                                USW's guidelines and
                                                specifications found during such
                                                inspection(s), up to and
                                                including removal of the
                                                Adjacent Arrangement, within
                                                five (5) business days of USW's
                                                inspection, unless the Parties
                                                mutually agree to an alternative
                                                time frame.

                                    2.1.7.4     Pathnet shall provide a concrete
                                                pad, the structure housing the
                                                arrangement, HVAC, lighting, and
                                                all facilities that connect the
                                                structure (i.e. racking,
                                                conduits, etc.) to the USW point
                                                of interconnection. At Pathnet's
                                                option, and to the extent
                                                technically feasible, USW shall
                                                provide an AC power source and
                                                access to physical collocation
                                                services and facilities subject
                                                to the same nondiscriminatory
                                                requirements as applicable to
                                                any other physical collocation
                                                arrangement. Due to the distance
                                                limitations of power cable, USW
                                                will accommodate requests to a
                                                reasonable distance within 300
                                                feet of the Central Office power
                                                source, or 200 feet from the
                                                Central Office outside wall.

                                    2.1.7.5     USW shall allow Shared
                                                (Subleased) Caged Collocation
                                                within an Adjacent Arrangement
                                                pursuant to the terms and
                                                conditions set forth in Section
                                                3.3 following. Pathnet shall
                                                make all necessary arrangements
                                                with a third party property
                                                owner.

SECTION 3.   COLLOCATION TERMS AND CONDITIONS - ALL COLLOCATION

            3.1 With respect to any technical requirements or performance standards specified in this Section, USW shall provide Collocation in a nondiscriminatory manner on rates, terms and conditions that are just, reasonable and nondiscriminatory.

            3.2 Pathnet will only collocate telecommunications equipment which is necessary for interconnection and access to unbundled elements. Pathnet must identify what telecommunications equipment will be installed and the vendor technical specifications of such equipment so that USW may engineer the power, floor loading, heat release, environmental particulate level, and HVAC.




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            3.3         Collocation requests require that space be provided for
                        the placement of Pathnet telecommunications equipment within or adjacent to USW's Central Office. USW will also provide, at a cost to Pathnet, the structure that is necessary in support of this equipment. This includes but is not limited to, physical space, a cage (for Caged Physical Collocation), HVAC, any required cabling between Pathnet's telecommunications equipment and the Distribution Frame and any other associated hardware.

            3.4 All equipment placed will meet NEBS Level 1 standards and will be installed in accordance with USW Technical Publications 77350, 77351, 77355, 77367, 77386 and
                        77390. USW shall provide standard Central Office alarming pursuant to Technical Publication 77390.

            3.5 Collocation is offered on a first-come, first-served basis. Requests for Collocation may be denied due to the lack of sufficient space in a USW Central Office for placement of Pathnet's equipment. If USW determines that the amount of space requested by Pathnet for Caged Physical Collocation is not available, Pathnet will be offered Collocation in the closest 100 square foot increment that is determined to be available in relation to the original request, or Pathnet will be offered Cageless Physical Collocation (bay at a time), or Virtual Collocation as an alternative to Caged Physical Collocation.

            3.6 Requests for Collocation from Pathnet will be prioritized by USW, but in the event Pathnet submits requests for Collocation, such that more than five (5) requests per week, per state are in process by USW, the following procedure shall apply:

                        3.6.1 USW and Pathnet shall work cooperatively and in good faith to establish a project plan and schedule to implement Pathnet's requests for Collocation. The project plan shall establish staggered due dates on both the up-front and ready-for-service dates, and outline responsibilities for each Party;

                        3.6.2 The project plan established by USW and Pathnet to implement Pathnet's request for Collocation may also be used by Pathnet to prioritize implementation of Collocation requests in the event that five (5) or fewer requests for Collocation per week, per state submitted by Pathnet are being processed by USW;

                        3.6.3 Should the Parties not reach agreement on the project plan, Pathnet's requests for Collocation shall be addressed by USW on an individual case basis.

            3.7 If a request for Collocation is denied due to a total lack of appropriate space in a USW Central Office, Pathnet may request USW to provide a cost quote for the reclamation of space and/or equipment, or an adjacent collocation arrangement. Quotes will be developed within sixty (60) business days including the estimated time frames for the work that is required in order to satisfy the Collocation request. Pathnet has thirty (30) business days to accept the quote. If Pathnet



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                        accepts the quote, work will begin on receipt of 50% of
                        the quoted charges, with the balance due on completion.

                                    Reclamation may include the following:

                                    Grooming - The moving of circuits from
                                    working equipment to other equipment bays with similar functionality for the purpose of providing space for Interconnection.

                                    Space Reclamation - Administrative space that can be reconditioned, downsized or modified for the placement of telecommunications equipment.

            3.8         Out of Space

                        USW will provide documentation with the specific state Commission whenever a Collocation request is denied due to insufficient space. Additionally, if Pathnet's request is denied, and Pathnet requests the documentation, USW will furnish a marked copy of that Central Office floor plan to Pathnet. Tours of the affected Central Office, when requested, will be arranged through USW channels, including USW Legal Department, State Interconnection Management, and Account Management teams.

            3.9 All equipment and installation shall meet the state specific earthquake rating requirements for Virtual or Cageless Collocation.

            3.10 USW will designate the POI for network Interconnection for Virtual, Physical, Adjacent, Cageless or Caged Physical Collocation arrangements. Pathnet will be allowed access to the POI on non-discriminatory terms.

            3.11 Pathnet is responsible for providing its own fiber facilities to the POI outside USW's Central Office. USW will extend the fiber facility from the POI on a USW fiber cable from the POI to a Fiber Distribution Panel
                        (FDP). From the FDP additional fiber, conduit and associated riser structure will then be provided by USW to continue the run to Pathnet's telecommunications equipment or Collocation area. Where there is an adjacent collocation arrangement, the specifics will be determined on a site to site basis.

            3.12 The Collocation entrance facility is assumed to be fiber optic cable and meets industry standards (GR. 20 Core). Metallic sheath cable is not considered a standard Collocation entrance facility. Requests for non-standard entrances will be considered on an individual case basis including an evaluation of the feasibility of the request. All costs and provisioning intervals will be developed on an individual case basis.

            3.13 Dual entry into a USW Central Office will be provided only when two entry points pre-exist and duct space is available. USW will not initiate construction of a second, separate Collocation entrance facility solely for Collocation. If USW



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                        requires a Collocation entrance facility for its own
                        use, then the needs of Pathnet will also be taken into consideration.

            3.14 Where Collocation entrance facilities are not available, USW will offer Pathnet USW OCn, DS3, or DS1 Private Line Transport Services in accordance with Tariff terms and conditions, in lieu of entrance facilities to be terminated at Pathnet's collocated equipment.

            3.15 USW will review the security requirements and hours of access with Pathnet. This will include issuing keys, ID cards, and explaining the access control processes, including but not limited to the requirement that all Pathnet approved personnel are subject to trespass violations if outside of designated and approved areas or if found to be providing access to unauthorized individuals. Pathnet personnel found outside of designated and approved areas, those being only those areas directly adjacent to Pathnet equipment or Pathnet terminated equipment, will be escorted away from those non-approved areas and reported to USW Security. Repeated violations will result in denial of access to USW facilities and a possibility of criminal penalties.

            3.16 USW shall provide access to existing eyewash stations, bathrooms, and drinking water within the collocated facility on a twenty-four (24) hours per day, seven (7) days per week basis for Pathnet personnel and its designated agents.

            3.17 Pathnet shall be restricted to corridors, stairways, and elevators that provide direct access to Pathnet's space, or to the nearest restroom facility from Pathnet's designated space, and such direct access will be outlined during Pathnet's orientation meeting. Access shall not be permitted to any other portion of the building, except to the roof top where microwave collocation has been installed.

            3.18 Nothing herein shall be construed to limit Pathnet's ability to obtain any or all types of USW Caged Physical Collocation in a single location, provided space is available.

            3.19 Conversion of the Virtual Collocation (e.g., Virtual-to-Cageless Physical) is available upon request and submission of a Quote Preparation Fee (QPF) by Pathnet. Pathnet must pay all associated conversion charges. Conversions shall be in accordance with USW's standard Collocation provisioning processes. If required, Pathnet will submit separate service orders for grooming Pathnet's existing end user circuits to the new Collocation. Upon request, Pathnet may convert a non-completed Virtual Collocation Order to a Cageless Physical Collocation. USW will consider requests to use existing time frames if possible; such requests shall not be unreasonably denied.

SECTION 4.   COLLOCATION TERMS AND CONDITIONS - VIRTUAL COLLOCATION

            4.1 USW is responsible for installing and maintaining Virtually Collocated equipment for the purpose of Interconnection of the mutual networks and to access UNEs.




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            4.2         Pathnet will be responsible for obtaining and providing
                        to USW administrative codes, (e.g., common language codes, for all equipment provided by Pathnet and installed in Wire Center buildings).

            4.3 Pathnet shall ensure that upon receipt of Pathnet's Virtually Collocated equipment by USW, all warranties and access to ongoing technical support are passed through to USW, all at Pathnet's expense. Pathnet shall advise the manufacturer and seller of the virtually collocated equipment that Pathnet's equipment will be possessed, installed and maintained by USW.

            4.4 Pathnet's virtually collocated equipment must comply with the Bellcore Network Equipment Building System
                        (NEBS) Level 1 Generic Equipment Requirements TR-NWT-000063, USW Wire Center environmental and transmission standards and any statutory (local, state or federal) and/or regulatory requirements in effect at the time of equipment installation or that subsequently become effective. Pathnet shall provide USW interface specifications (e.g., electrical, functional, physical and software) of Pathnet's virtually collocated equipment.

            4.5 Pathnet must specify all software options and associated plug-ins for its virtually collocated equipment.

            4.6 Pathnet will be responsible for payment of USW Direct Training Charges associated with training USW employees for the maintenance, operation and installation of Pathnet's Virtually Collocated equipment when such equipment is different than the standard equipment used by USW in that Central Office. This includes per diem charges (i.e., expenses based upon effective USW labor agreements), travel and lodging incurred by USW employees attending a vendor-provided training course.

            4.7 Pathnet will be responsible for payment of charges incurred in the maintenance and/or repair of Pathnet's virtually collocated equipment.

SECTION 5.   COLLOCATION TERMS AND CONDITIONS - CAGED PHYSICAL COLLOCATION

            5.1 USW shall provide Caged Physical Collocation to Pathnet for access to UNEs and/or terminating EAS/Local traffic, except that USW may provide for Cageless Physical or Virtual Collocation if USW demonstrates to the Commission that Caged Physical Collocation is not practical for technical reasons such as space limitations, as provided in Section 251(c)(6) of the Act. USW shall provide basic telephone service with a connection jack at the request of Pathnet for the Physical or Cageless Physical Collocated space. Upon Pathnet's request, this service shall be available per standard USW business service provisioning processes.

            5.2 Caged Physical Collocation is offered in Wire Centers on a space-available, first come, first-served basis.



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            5.3         The minimum standard amount of leased floor space is 100
                        square feet. Pathnet must begin equipment installation within sixty (60) days of cage acceptance and actively use 50% of the space to provide telecommunication services within twelve (12) months of acceptance. If USW identifies under utilized space, in caged collocation installations over 100 square feet, USW reserves the right to reclaim the unused portion and allocate it to another Co-Provider if a request is pending and an out of space condition exists in that Central Office, provided that the space granted to the Co-Provider shall not be less than 100 square feet unless agreed to by both Parties.

            5.4 Pathnet's leased floor space will be separated from other Co-Providers and USW space through a cage enclosure unless the space is provided under a shared space Collocation arrangement in which case there will not be any cage delineation. USW will construct the cage enclosure. All Pathnet equipment placed will meet NEBS Level 1 standards, will be installed in accordance USW Technical Publications 77390 and 77367, and will comply with any local, state, or federal regulatory requirements in effect at the time of equipment installation or that subsequently become effective. These two Technical Publications must be in the possession of Pathnet and its agents at the site during all work activities.

            5.5 USW will designate and design the floor space within each Wire Center which will constitute Pathnet's leased space.

            5.6 When USW constructs the Caged Physical space, USW will ensure that the necessary construction work (racking, ducting, caging, grounding, terminations, environmental designs, AC and DC power, etc.) is performed to build Pathnet's leased physical space and the riser from the vault to the leased physical space, pursuant to Technical Publication 77350.

            5.7 Pathnet owns and is responsible for the installation, maintenance and repair of its telecommunications equipment located within the physically collocated space rented from USW.

            5.8 Shared Space Caged and Cageless Physical Collocation is covered in subsequent Sections of this Agreement.

            5.9 For Collocation entrance facilities, USW will extend USW-provided and owned fiber optic cable from the POI to Pathnet's leased physical space. Pathnet will procure, install and maintain all fiber optic facilities up to the USW designated POI.

            5.10 Testing of the completed Collocation components will be performed. USW will test to the demarcation points of its portion of affected circuits. Subsequent joint testing between the Parties will be conducted in accordance with the rates and terms of this Agreement.


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            5.11        If, during installation, USW determines Pathnet
                        activities or equipment do not comply with the NEBS standards listed in this Section or are otherwise unsafe, non-standard or in violation of any applicable laws or regulations, USW has the right to stop all Collocation work until the situation is remedied. If such conditions pose an immediate threat to the safety of USW employees, interfere with the performance of USW's service obligations, or pose an immediate threat to the physical integrity of the conduit system, cable facilities or other equipment in the Central Office, USW may perform such work and/or take action as is necessary to correct the condition at Pathnet's expense.

            5.12 If, at any time, USW determines that the equipment or the installation does not meet technical standard requirements, Pathnet will be responsible for the costs associated with the removal (should Pathnet opt for removal as resolution), modification to, or installation of the equipment to bring it into compliance. If Pathnet fails to correct any non-compliance within fifteen (15) calendar days of written notice of non-compliance, USW will have the equipment removed or the condition corrected at Pathnet's expense.

SECTION 6.   COLLOCATION TERMS AND CONDITIONS - CAGELESS PHYSICAL COLLOCATION

            6.1 Pathnet owns and is responsible for the installation, maintenance and repair of its telecommunications bays and equipment located within the space leased from USW. Pathnet may access its own Collocated equipment.

            6.2 Requests for multiple bay space will be provided in adjacent bays where possible. When contiguous space is not available, bays may be commingled with other Co-Providers' equipment bays. Pathnet may request through the USW Space Reclamation Policy, a price quote to rearrange USW equipment to provide Pathnet with adjacent space.

            6.3 All equipment placed will be subject to random audits conducted by USW. These audits will determine whether the equipment meets the standards required by this Agreement. Pathnet will be notified of the results of this audit and shall rectify all non-conformities within thirty (30) calendar days of notification. All non-conforming items remaining after this thirty (30) day period may be rectified by USW and the cost assessed to Pathnet.

SECTION 7.   RATE ELEMENTS - ALL COLLOCATION

            7.1 USW will recover Collocation costs through both recurring and nonrecurring charges. The charges are determined by the scope of work to be performed based on the information provided by Pathnet on the Collocation Order Form. If feasibility determines space is available, a quote is then developed by USW for the work to be performed.




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            7.2         The following elements as specified in Exhibit 1 of this
                        Agreement are used to develop a price quotation in support of Collocation.

            7.3 Quote Preparation Fee. A non-refundable charge for the work required to verify space and develop a price quote for the total costs to Pathnet for its Collocation request. The QPF is not credited against the total nonrecurring charges of the job and recovers the engineering and processing costs of the order.

            7.4 Collocation Entrance Facility Charge. Depending on the number of Entrance Facilities requested (single or dual) the Entrance Facility charge is applied per fiber pair. At each entrance Pathnet will deliver a minimum 12 strand fiber cable to the USW POI. The facilities from the POI to the collocated equipment are owned, provided, engineered, installed and maintained by USW. The Collocation Entrance Facility includes riser, racking, fiber placement, splicing, entrance closure, conduit/innerduct, and core drilling.

            7.5 Cable Splicing Charge. Represents the labor and equipment to perform a subsequent splice to Pathnet provided fiber optic cable after the initial installation splice. Includes per-setup and per-fiber-spliced rate elements.

            7.6 -48 Volt DC Power Charge. Provides -48 volt DC power to Pathnet collocated equipment. Charged on a per ampere basis.

            7.7 -48 Volt DC Power Cable Charge. Provides for the transmission of -48 volt DC power to the collocated equipment. It includes engineering, furnishing and installing the main distribution bay power breaker, associated power cable, cable rack and local power bay to the closest power distribution bay. It also includes the power cable (A and B feeds) from the local power distribution bay to the leased physical space (for Cageless or Caged Physical Collocation) or to the collocated equipment (for Virtual Collocation). Charged per A and B feeder, per foot.

            7.8 Inspector Labor Charge. Provides for USW qualified personnel, acting as an inspector, when Pathnet requires access to the POI after the initial installation. A call-out of an inspector after business hours is subject to a minimum charge of three (3) hours. The minimum call-out charge shall apply when no other employee is present in the location, and an 'off-shift' USW employee (or contract employee) is required to go 'on-shift' on behalf of Pathnet.

            7.9 Channel Regeneration Charge. Required when the distance from the leased physical space (for Caged Physical Collocation or Cageless Physical Collocation) or from the collocated equipment (for Virtual Collocation) to the USW network is of sufficient length to require regeneration. The cost associated with regeneration will be borne by Pathnet.

            7.10        Cross-Connect Terminations

                        7.10.1 If USW provides the equipment cable for Pathnet, terminations of that cable, including hardware and installation, will be provided in the following increments:

                                    DS0 - In blocks of 100 terminations.
                                    DS1 - In increments of 28 terminations
                                    DS-3 - In increments of 1 coax pair
                                    OCn Level Terminations - In increments of 1 fiber pair

                                    These elements include USW provided
                                    equipment cables, terminating blocks,
                                    installation labor and associated racking required between Pathnet collocated equipment and the appropriate cross-connect device.

                        7.10.2 If Pathnet elects to provide the equipment cable, rates are applied on a per termination basis for DS0, DS1, and DS3s as shown below:

                                    DS0 Per Termination
                                    DS1 Per Termination
                                    DS3 Per Termination
                                    OCn Level Per Termination

                                    These elements include USW provided
                                    termination blocks, installation labor and associated racking between Pathnet collocated equipment and the appropriate cross-connect device .

            7.11 Collocation Cable Racking. A charge for cable racking required for placement of Pathnet's supplied equipment cables from its equipment to the appropriate cross-connect device which is provided in conjunction with the DS0, DS1, DS3 and OCn terminations. Cable Racking is assessed on a per foot charge based on number of cable pairs terminated at the various cross-connect devices.

            7.12 Collocation Grounding Charge. A charge associated with providing grounding for Pathnet's cage enclosure and equipment. Recurring and nonrecurring charges are assessed per foot to Pathnet's cage enclosure or common space where required.

            7.13 Heating and Air Conditioning Charge. Environmental temperature control required for proper operation of electronic telecommunications equipment.

            7.14 Security Charge- The keys/card readers and video cameras as may be required for Pathnet access to the USW Central Office for the purpose of Collocation. Flat rate charges are assessed per Pathnet, per each USW Central Office to which access is required. If Pathnet desires to enter unauthorized area and an escort is required, additional charges will apply.

SECTION 8.  RATE ELEMENTS - VIRTUAL COLLOCATION

The following rate elements apply uniquely to Virtual Collocation.

            8.1 Maintenance Labor -- Provides for the labor necessary for repair of out of service and/or service-affecting conditions and preventative maintenance of Pathnet virtually collocated equipment. Pathnet is responsible for ordering and delivering maintenance spares. USW will perform maintenance and/or repair work upon receipt of the replacement maintenance spare and/or equipment from Pathnet. A call-out of a maintenance technician after business hours is subject to a minimum charge of three
                        (3) hours.

            8.2 Training Labor -- Provides for the billing of vendor-provided training for USW personnel on a metropolitan service area basis, necessary for Pathnet virtually collocated equipment which is different from USW provided equipment. USW will require three USW employees to be trained per metropolitan service area in which Pathnet virtually collocated equipment is located. If, by an act of USW, trained employees are relocated, retired, or are no longer available, USW will not require Pathnet to provide training for additional USW employees for the same virtually collocated equipment in the same metropolitan area.

            8.3 Equipment Bay -- Provides mounting space for Pathnet virtually collocated equipment. Each bay includes the 7 foot bay (or metric equivalent), its installation, and all necessary environmental supports. Mounting space on the bay, including space for the fuse panel and air gaps necessary for heat dissipation is limited to 78 inches. The monthly rate is applied per shelf.

            8.4 Engineering Labor -- Provides the planning and engineering of Pathnet virtually collocated equipment at the time of installation, change or removal.

            8.5 Installation Labor -- Provides for the installation, change or removal of Pathnet virtually collocated equipment.

SECTION 9.  RATE ELEMENTS - CAGED PHYSICAL COLLOCATION

            9.1 Cage Enclosure. The Cage Enclosure element includes the material and labor to construct the enclosure. Pathnet may choose from USW approved contractors to construct the cage, in accordance with USW's installation Technical Publication 77350. It includes a nine foot cage enclosure available in increments of 100, 200, 300 or 400 square feet, (or other size mutually agreed to), air conditioning (to support Pathnet loads specified), lighting (not to exceed 2 watts per square foot), and convenience outlets (3 per cage or number required by building code). Pricing for the Cage Enclosure will be provided on an individual basis due to the uniqueness of Pathnet's requirements, Central Office structure and arrangements.

            9.2 Floor Space Lease. Provides the monthly lease for the leased physical space, property taxes and base operating cost without -48 volt DC power. Includes convenience 110 AC, 15 amp electrical outlets provided in accordance with local codes and may not be used to power telecommunications equipment or -48 volt DC power generating equipment. Also includes maintenance for the leased space; provides for the preventative maintenance (climate controls, filters, fire and life systems and alarms, mechanical systems, standard HVAC); biweekly housekeeping services (sweeping, spot cleaning, trash removal) of USW Wire Center areas surrounding the leased physical space and general repair and maintenance. The Floor Space Lease includes required aisle space on each side of the cage enclosure, as applicable.

            9.3 AC Power Charge- Standard AC outlet used by Pathnet for the purpose of powering test equipment, tools etc.

            9.4 Grounding Charge- Used to connect the Central Office common ground to Pathnet's equipment.

SECTION 10. RATE ELEMENTS - CAGELESS PHYSICAL COLLOCATION

The supporting structure and rate elements for Cageless Physical Collocation are the same as Caged Physical Collocation, excluding the nonrecurring cage enclosure and grounding charge. The minimum square footage is 9 square feet per bay. AC power outlet will be provided to every other bay in the lineup. In those instances where single bays are requested and placed, the single bay will have it's own AC outlet.

SECTION 11. RATE ELEMENTS - ICDF COLLOCATION

            11.1 The nonrecurring rates for the appropriate cross-connect device recover USW's investment (including engineering and installation) for all DS0, DS1, DS3 terminations, including tie cables, appropriate cross-connect device terminations, and terminations on the applicable USW frame.

            11.2 The recurring rate element for the appropriate cross-connect device recovers USW's expense for the maintenance and administration for all DS0, DS1, DS3 terminations, including tie cables, appropriate cross-connect device terminations, and termination on the applicable USW frame.

SECTION 12. ORDERING - VIRTUAL COLLOCATION

            12.1 Upon receipt of a Collocation Order Form and QPF, USW will perform a feasibility study to determine if adequate space can be found for the placement of Pathnet's equipment within the Central Office. The feasibility study will be completed within seven (7) calendar days of receipt of the QPF. If space is available, USW will develop a price quotation within thirty five (35) calendar days of completion of the feasibility study. Subsequent requests to augment an existing Collocation also require receipt of a Change Order Form and QPF. Adding plug-ins, e.g., DS1 or

                        DS3 cards to existing Virtually Collocated equipment will be processed with a shorter interval.

            12.2 Virtual Collocation price quotes will be honored for thirty (30) calendar days from the date the quote is provided to Pathnet. During this period the Collocation entrance facility and space is reserved pending Pathnet's approval of the quoted charges. If Pathnet agrees to terms as stated in the Collocation Price Quote, Pathnet must respond within 30 calendar days with a signed quote, a down payment check for 50% down of the quoted charges and proof of insurance. Under normal conditions, USW will complete the installation within ninety (90) calendar days from receipt of Pathnet's equipment provided that space and power is available. Depending on specific Wire Center conditions, shorter intervals may be available. Any portions that cannot be completed within ninety (90) calendar days will be negotiated with Pathnet on an individual case basis. The installation of line cards and other minor modifications shall be performed by USW on shorter intervals and in no instance shall any such interval exceed thirty (30) calendar days. Final Payment is due upon completion. Recurring monthly charges for the Collocation commences upon completion of the Collocation.

SECTION 13. ORDERING -  CAGED PHYSICAL  COLLOCATION

            13.1 Upon receipt of a Collocation Order Form and QPF, USW will perform a feasibility study to determine if adequate space can be found for the placement of Pathnet's equipment within the Central Office. The feasibility study will be provided within ten (10) calendar days from date of receipt of the QPF. If Collocation entrance facilities and office space are found to be available, USW will develop a quote for the supporting structure within thirty five (35) calendar days of providing the feasibility study. Caged Physical Collocation price quotes will be honored for thirty (30) calendar days from the date the quote is provided. Upon receipt of the signed quote, 50% down and proof of insurance, space will be reserved and construction by USW will begin. The cage will be available to Pathnet for placement of its equipment within ninety (90) calendar days of receipt of the 50% down payment. Depending on specific Wire Center conditions, shorter intervals may be available. Final payment is due upon completion of work. Recurring monthly charges for the Collocation commence upon the completion of the Collocation.

            13.2 Due to variables in equipment availability and scope of the work to be performed, additional time may be required for implementation of the structure required to support the Collocation request. Examples of structure that may not be completed within ninety (90) calendar days may include additional time for placement of a POI, DC power upgrades and space reclamation required to meet Pathnet's Collocation request.

SECTION 14  ORDERING - CAGELESS PHYSICAL COLLOCATION

            14.1 Upon receipt of a Collocation Order Form and QPF, USW will perform a feasibility study to determine if adequate space can be found for the placement of Pathnet's equipment within the Central Office. The feasibility study will be provided within ten (10) calendar days from date of receipt of the Collocation Order Form and QPF. If Collocation entrance facilities and office space are found to be available, USW will develop a quote for supporting structure within thirty-five (35) calendar days of providing the feasibility study. Cageless Physical Collocation price quotes will be honored for thirty (30) calendar days from the date the quote is provided. If Pathnet agrees to terms as stated in the Collocation Price Quote, Pathnet must respond within thirty (30) calendar days with a signed quote, a check for 50% of the quoted charges and proof of insurance. Upon receipt of the signed quote, 50% payment and proof of insurance, construction by USW will begin. The cageless, physical space including equipment bays provided by Pathnet and associated apparatus provided by USW, will be available to Pathnet for placement of its equipment within ninety
                        (90) calendar days of receipt of the 50% down payment. Depending on specific Wire Center conditions, shorter intervals may be available. Final payment is due upon completion of work. Recurring monthly charges for the Collocation commence upon the completion of the Collocation.

            14.2 Due to variables in equipment availability and scope of the work to be performed, additional time may be required for implementation of the structure required to support the Collocation request. Examples of structure that may not be completed within ninety (90) calendar days may include additional time for placement of a POI, DC power upgrades and space reclamation required to meet Pathnet's Collocation request.

SECTION 15. ORDERING - ICDF COLLOCATION

            15.1 Upon receipt of a Collocation Order Form, USW will verify if ICDF capacity is available at the requested Central Office. Verification of cross-connection capacity will be completed within seven (7) calendar days. USW will develop a cost quotation for the requested Collocation within thirty five (35) calendar days from verification. Should the requested Central Office require additional cross-connection capability for capacity, USW will make such additional capacity available as soon as reasonably possible.

            15.2 Within thirty five (35) calendar days of the receipt by USW from Pathnet of a request for appropriate cross-connect device and tie cable capacity, USW will provide Pathnet with a quotation for all recurring, nonrecurring and construction charges associated with the request. The estimated date of the appropriate cross-connect device availability will also be included.

            15.3 Within thirty (30) calendar days of USW providing the quotation, Pathnet will accept or reject the quotation. Acceptance shall require payment to USW of fifty percent of the nonrecurring and construction charges provided on the quotation.

            15.4 As part of the ordering process, Pathnet will provide at a minimum an eighteen month non-binding forecast for each Wire Center in which it intends to utilize the appropriate cross-connect device. Included in this forecast will be the termination type (DS0, DS1, DS3) and the quantity of each termination required. Appropriate cross-connect device terminations must be ordered in multiples of the following quantities:

                                    100 DSO terminations
                                    28 DS1 terminations
                                    1 DS3 termination

SECTION 16. ORDERING - ALL COLLOCATION

Any changes, modifications or additional engineering requested by Pathnet, subsequent to its initial order, as to the type and quantity of equipment or other aspects of the original Collocation request, must be submitted with a subsequent QPF and Collocation Change Form. Such requests will cause the original Collocation job to vary from the committed ready for service date.

SECTION 17. BILLING - ALL COLLOCATION

            17.1 Upon completion of the Collocation construction activities and payment of the remaining nonrecurring balance, USW will provide Pathnet a completion package that will initiate the recurring Collocation charges. USW will begin billing the monthly recurring charges stated in the quote and completion package.

            17.2 In the event USW has completed all associated construction activities and Pathnet has not completed its associated activities (e.g., delivering fiber to the POI, providing tie cables for connecting to the distribution frames, etc.), and provided that no such Pathnet delays are directly caused by any act or omission of USW in the provision of information necessary to complete the engineering necessary to bring Pathnet's fiber to the POI, USW will begin billing for all monthly Collocation charges. When Pathnet is ready to complete its activities, final test and turn-up will be performed under the maintenance and repair process contained herein.

SECTION 18. BILLING - VIRTUAL COLLOCATION

Virtual Collocation will be considered complete when the POI has been constructed, the shared fiber Collocation entrance facility has been provisioned, and the collocated equipment has been installed. Cooperative testing between Pathnet and USW may be negotiated and performed to ensure continuity and acceptable transmission parameters in the facility and equipment. Any additional joint testing can be provided under rates and terms specified in this Agreement.

SECTION 19. BILLING - CAGED AND CAGELESS PHYSICAL COLLOCATION

Upon completion of USW construction activities and Pathnet payment of the remainder of the nonrecurring charges, USW will allow Pathnet access to the Collocation space. USW will activate monthly billing for the leased space and turn over access to the space with all security and access privileges. Pathnet will sign off on the completion of the physical space via the Caged or Cageless Physical Collocation completion package. Pathnet may then proceed with the installation of its equipment in the Collocation space. Once Pathnet's equipment has been installed and cable is provided for the Pathnet's equipment terminations, USW will complete all remaining work activities.

SECTION 20. MAINTENANCE AND REPAIR

            20.1        Virtual Collocation

                        20.1.1 Maintenance Labor, Inspector Labor, Engineering Labor and Equipment Labor business hours are considered to be Monday through Friday, 8:00am to 5:00pm (local time) and after business hours are after 5:00pm and before 8:00am (local time), Monday through Friday, all day Saturday, Sunday and holidays.

                        20.1.2 Installation and maintenance of Pathnet's virtually collocated equipment will be performed by USW or a USW authorized vendor.

                        20.1.3 Upon failure of Pathnet's virtually collocated equipment, Pathnet is responsible for transportation and delivery of maintenance spares to USW at the Wire Center housing the failed equipment. Pathnet is responsible for purchasing and maintaining a supply of spares.

            20.2        Caged Physical Collocation

                        Pathnet is solely responsible for the maintenance and repair of its equipment located within Pathnet's caged space. If two or more Co-Providers agree to a Shared Space Caged Physical Collocation arrangement, such collocators are solely responsible for any and all maintenance, security and repair arrangements necessitated by such sharing. USW assumes no liability for any damages of any kind relating to Shared Space Caged Physical Collocation or related personnel disputes among the parties to those arrangements.

            20.3        Cageless Physical Collocation

                        Pathnet is solely responsible for the maintenance and repair of its equipment located within Pathnet's cageless physical space.

            20.4        ICDF Collocation

                        Pathnet is responsible for block and jumper maintenance at the appropriate cross-connect device and using correct procedures to dress and terminate jumpers on the appropriate cross-connect device, including using fanning strips, retaining rings, and having jumper wire on hand, as needed. Additionally, Pathnet is required to provide its own tools for such operations.

SECTION 21. PAYMENT

            21.1 Amounts payable under this Agreement are due and payable within thirty (30) calendar days after the date of invoice.

            21.2 Should Pathnet dispute, in good faith, any portion of the monthly billing under this Agreement, Pathnet will notify USW in writing within thirty (30) calendar days of the receipt of such billing, identifying the amount, reason and rationale of such dispute. Pathnet shall pay all amounts due. Both Pathnet and USW agree to expedite the investigation of any disputed amounts in an effort to resolve and settle the dispute prior to initiating any other rights or remedies. Should the dispute be resolved in Pathnet's favor and the resolved amount did not appear as a credit on Pathnet's next invoice from USW, USW will reimburse Pathnet the resolved amount plus interest from the date of payment. The amount of interest will be calculated using the late payment factor that would have applied to such amount had it not been paid on time. Similarly, in the event Pathnet withholds payment for a disputed charge, and upon resolution of the matter it is determined that such payments should have been made to USW, USW is entitled to collect interest on the withheld amount, subject to the above provisions.

            21.3 USW will determine Pathnet's credit status based on previous payment history with USW or credit reports such as Dun and Bradstreet. If Pathnet has not established satisfactory credit with USW or if Pathnet is repeatedly delinquent in making its payments, USW may require a deposit to be held as security for the payment of charges. "Repeatedly delinquent" means being thirty (30) calendar days or more delinquent for three (3) consecutive months. The deposit may not exceed the estimated total monthly charges for a two (2) month period. The deposit may be a surety bond, a letter of credit with terms and conditions acceptable to USW or some other form of mutually acceptable security such as a cash deposit. Required deposits are due and payable within ten (10) calendar days after demand in accordance with Commission requirements.

            21.4 Interest will be paid on cash deposits at the rate applying to deposits under applicable Commission rules, regulations, or Tariffs. Cash deposits and accrued interest will be credited to Pathnet's account or refunded, as appropriate, upon the earlier of the termination of this Agreement or the establishment of satisfactory credit with USW, which will generally be one full year of timely payments in full by Pathnet. The fact that a deposit has been made does not relieve Pathnet from any requirements of this Agreement.

            21.5 USW may review Pathnet's credit standing and modify the amount of deposit required.

            21.6 The late payment charge for amounts that are billed under this Agreement shall be in accordance with Commission requirements.

SECTION 22.  TAXES

Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Until such time as a resale tax exemption certificate is provided, no exemptions will be applied.

SECTION 23.  INSURANCE

Pathnet shall at all times during the term of this Agreement, at its own cost and expense, carry and maintain the insurance coverage listed below with insurers having a "Best's" rating of B+XIII.

            23.1 Workers' Compensation with statutory limits as required in the state of operation; and Employers' Liability insurance with limits of not less than $100,000 each accident.

            23.2 Commercial General Liability insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of the use or occupancy of the premises, including coverage for independent contractor's protection (required if any work will be subcontracted), premises-operations, products and/or completed operations and contractual liability with respect to the liability assumed by Pathnet hereunder. The limits of insurance shall not be less than $1,000,000 each occurrence and $2,000,000 general aggregate limit.

            23.3 Comprehensive automobile liability insurance covering the ownership, operation and maintenance of all owned, non-owned and hired motor vehicles with limits of not less than $1,000,000 per occurrence for bodily injury and property damage.

            23.4 Umbrella/Excess Liability insurance in an amount of $10,000,000 excess of Commercial General Liability insurance specified above. These limits may be obtained through any combination of primary and excess or umbrella liability insurance so long as the total limit is $11,000,000.

            23.5 "All Risk" Property coverage on a full replacement cost basis insuring all of Pathnet personal property situated on or within the premises. Pathnet may elect to purchase business interruption and contingent business interruption insurance. USW has no liability for loss of profit or revenues should an interruption of service occur.

            23.6 Pathnet and USW each waive any and all rights of recovery against the other, or against the officers, employees, agents, representatives or the other, or other tenants for loss or damage to such waiving Party arising from any cause covered by any property insurance required to be carried by such Party. Each Party shall give notice to insurance carrier(s) that the mutual waiver of subrogation is contained in this Agreement.

            23.7 Upon the execution hereof, Pathnet shall provide certificate(s) of insurance evidencing coverage, and annually thereafter within ten (10) calendar days of renewal of any coverage maintained pursuant to this Section. Such certificates shall; (1) name USW as an additional insured under commercial general liability coverage as respects USW's interests; (2) provide USW thirty (30) calendar days prior written notice of cancellation of, material change or exclusions in the policy(s) to which certificate(s) relate; (3) indicate that coverage is primary and not excess of, or contributory with, any other valid and collectible insurance purchased by USW; and (4) policy(s) provide severability of interest/cross liability coverage.

SECTION 24. FORCE MAJEURE

Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (collectively, a "Force Majeure Event"). The Party affected by a Force Majeure Event shall give prompt notice to the other Party, shall be excused from performance of its obligations hereunder on a day to day basis to the extent those obligations are prevented by the Force Majeure Event, and shall use reasonable efforts to remove or mitigate the Force Majeure Event. In the event of a labor dispute or strike the Parties agree to provide service to each other at a level equivalent to the level they provide themselves.

SECTION 25. LIMITATION OF LIABILITY

            25.1 Each Party shall be liable to the other for direct damages for any loss, defect or equipment failure resulting from the causing Party's conduct or the conduct of its agents or contractors in performing the obligations contained in this Agreement.

            25.2 Neither Party shall be liable to the other for indirect, incidental, consequential, or special damages, including (without limitation) damages for lost profits, lost revenues, lost savings suffered by the other Party regardless of the form of action, whether in contract, warranty, strict liability, tort, including (without limitation) negligence of any kind and regardless of whether the Parties know the possibility that such damages could result.

            25.3 Except for indemnity obligations, each Party's liability to the other Party for any loss relating to or arising out of any act or omission in its performance of this Agreement, whether in contract or in tort, shall be limited to the total amount that is or would have been charged to the other Party by such breaching Party for the service(s) or function(s) not performed or improperly performed.

            25.4 Nothing contained in this Section shall limit either Party's liability to the other for intentional, malicious misconduct.

            25.5 Nothing contained in this Section shall limit either Party's obligations of indemnification as specified in the Indemnity Section of this Agreement.

            25.6 Neither Party shall be liable to the other under any theory including indemnity on account of such Party's failure or neglect to have or maintain a system or systems that are Year 2000 compliant. As the Parties approach the Year 2000, date information associated with any interfaces between the Parties is expected to remain as it is. Any changes in the interface format associated with date information will be negotiated and agreed to by the Parties prior to any changes.

SECTION 26.  INDEMNITY

            26.1 With respect to third party claims, the Parties agree to indemnify each other as follows:

                        26.1.1 Except for claims made by end users of one Party against the other Party, which claims are based on defective or faulty services provided by the other Party to the one Party, each of the Parties agrees to release, indemnify, defend and hold harmless the other Party and each of its officers, directors, employees and agents (each an "Indemnitee") from and against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated including, but not limited to, costs and attorneys' fees, whether suffered, made, instituted, or asserted by any other party or person, for invasion of privacy, personal injury to or death of any person or persons, or for loss, damage to, or destruction of property, whether or not owned by others, resulting from the indemnifying Party's performance, breach of applicable law, or status of its employees, agents and subcontractors; or for failure to perform under this Agreement, regardless of the form of action.

                        26.1.2 Where the third party claim is made by (or through) an end user of one Party against the other Party, which claim is based on defective or faulty services provided by the other Party to the one Party then there shall be no obligation of indemnity unless the act or omission giving rise to the defective or faulty services is shown to be intentional, malicious misconduct of the other Party.

                        26.1.3 If the claim is made by (or through) an end user and where a claim is in the nature of a claim for invasion of privacy, liable, slander, or other claim based on the content of a transmission, and it is made against a Party who is not the immediate provider of the Telecommunications Service to the end user (the indemnified provider), then in the absence of fault or neglect on the part of the indemnified provider, the Party who is the immediate seller of such
                                    Telecommunications Service shall indemnify, defend and hold harmless the indemnified provider from such claim.

            26.2 The indemnification provided herein shall be conditioned upon:

                        26.2.1 The indemnified Party shall promptly notify the indemnifying Party of any action taken against the indemnified Party relating to the indemnification. Failure to so notify the indemnifying Party shall not relieve the indemnifying Party of any liability that the indemnifying Party might have, except to the extent that such failure prejudices the indemnifying Party's ability to defend such claim.

                        26.2.2 The indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the indemnified Party may engage separate legal counsel only at its sole cost and expense.

                        26.2.3 In no event shall the indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the indemnified Party.

SECTION 27.  WARRANTIES

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

SECTION 28.  ASSIGNMENT

            28.1 Neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign or transfer this Agreement to a corporate affiliate or an entity under its common control; however, if Pathnet's assignee or transferee has an Interconnection Agreement with USW, no assignment or transfer of this Agreement shall be effective without the prior written consent of USW. Such consent shall include appropriate resolutions of conflicts and discrepancies between the assignee's or transferee's Interconnection agreement and this Agreement. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

            28.2 Without limiting the generality of the foregoing subsection, any merger, dissolution, consolidation or other reorganization of Pathnet, or any sale, transfer, pledge or other disposition by Pathnet of securities representing more than 50% of the securities entitled to vote in an election of Pathnet's board of directors or other similar governing body, or any sale, transfer, pledge or other disposition by Pathnet of substantially all of its assets, shall be deemed a transfer of control. If any entity, other than Pathnet, involved in such merger, dissolution, consolidation, reorganization, sale, transfer, pledge or other disposition of Pathnet has an Interconnection Agreement with USW, the Parties agree that only one agreement, either this Agreement or the Interconnection Agreement of the other entity, will remain valid. All other interconnection agreements will be terminated. The Parties agree to work together to determine which Interconnection Agreement should remain valid and which should terminate. In the event the Parties cannot reach agreement on this issue, the issue shall be resolved through the Dispute Resolution process contained in this Agreement.

SECTION 29.  DEFAULT

If either Party defaults in the payment of any amount due hereunder, or if either Party violates any other material provision of this Agreement, and such default or violation shall continue for thirty (30) calendar days after written notice thereof, the other Party may seek relief in accordance with the Dispute Resolution provision of this Agreement. The failure of either Party to enforce any of the provisions of this Agreement or the waiver thereof in any instance shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall, nevertheless, be and remain in full force and effect.

SECTION 30.  DISCLAIMER OF AGENCY

Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

SECTION 31.  NONDISCLOSURE

            31.1 All information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, (i) furnished by one Party to the other Party dealing with end user specific, facility specific, or usage specific information, other than end user information communicated for the purpose of providing directory assistance or publication of directory database, or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary", or (iii) communicated and declared to the receiving Party at the time of delivery, or by written notice given to the receiving Party within ten (10) calendar days after delivery, to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the disclosing Party. A Party who receives Proprietary Information via an oral communication may request written confirmation that the material is Proprietary Information. A Party who delivers Proprietary Information via an oral communication may request written confirmation that the Party receiving the information understands that the material is Proprietary Information.

            31.2 Upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic or otherwise, except that the receiving Party may retain one copy for archival purposes.

            31.3 Each Party shall keep all of the other Party's Proprietary Information confidential and shall use the other Party's Proprietary Information only in connection with this Agreement. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

            31.4 Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to such Proprietary Information as:

                        31.4.1 was at the time of receipt already known to the receiving Party free of any obligation to keep it confidential evidenced by written records prepared prior to delivery by the disclosing Party; or

                        31.4.2 is or becomes publicly known through no wrongful act of the receiving Party; or

                        31.4.3 is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; or

                        31.4.4 is independently developed by an employee, agent, or contractor of the receiving Party which individual is not involved in any manner with the provision of services pursuant to the Agreement and does not have any direct or indirect access to the Proprietary Information; or

                        31.4.5 is disclosed to a third person by the disclosing Party without similar restrictions on such third person's rights; or

                        31.4.6 is approved for release by written authorization of the disclosing Party; or

                        31.4.7 is required to be made public by the receiving Party pursuant to applicable law or regulation provided that the receiving Party shall give sufficient notice of the requirement to the disclosing Party to enable the disclosing Party to seek protective orders.

            31.5 Nothing herein is intended to prohibit a Party from supplying factual information about its network and Telecommunications Services on or connected to its network to regulatory agencies including the Federal Communications Commission and the Commission so long as any confidential obligation is protected.

            31.6 Effective Date Of This Section. Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the date of this Agreement.

SECTION 32.  SURVIVAL

Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement; any obligation of a Party under the provisions regarding indemnification, Confidential or Proprietary Information, limitations of liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive cancellation or termination hereof.

SECTION 33.  DISPUTE RESOLUTION

            33.1 If any claim, controversy or dispute between the Parties, their agents, employees, officers, directors or affiliated agents should arise, and the Parties do not resolve it in the ordinary course of their dealings (the "Dispute"), then it shall be resolved in accordance with the dispute resolution process set forth in this Section. Each notice of default, unless cured within the applicable cure period, shall be resolved in accordance herewith.

            33.2 At the written request of either Party, and prior to any other formal dispute resolution proceedings, each Party shall designate an officer-level employee, at no less than the vice president level, to review, meet, and negotiate, in good faith, to resolve the Dispute. The Parties intend that these negotiations be conducted by non-lawyer, business representatives, and the locations, format, frequency, duration, and conclusions of these discussions shall be at the discretion of the representatives. By mutual agreement, the representatives may use other procedures, such as mediation, to assist in these negotiations. The discussions and correspondence among the representatives for the purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, and shall be exempt from discovery and production, and shall not be admissible in any subsequent arbitration or other proceedings without the concurrence of both of the Parties.

            33.3 If the vice-presidential level representatives have not reached a resolution of the Dispute within thirty (30) calendar days after the matter is referred to them, then either Party may demand that the Dispute be settled by arbitration. Such an arbitration proceeding shall be conducted by a single arbitrator, knowledgeable about the telecommunications industry. The arbitration proceedings shall be conducted under the then current rules of the American Arbitration Association ("AAA"). The Federal Arbitration Act, 9 U.S.C. Sections 1-16, not state law, shall govern the arbitrability of the Dispute. The arbitrator shall not have authority to award punitive damages. All expedited procedures prescribed by the AAA rules shall apply. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. Each Party shall bear its own costs and attorneys' fees, and shall share equally in the fees and expenses of the arbitrator. The arbitration proceedings shall occur in the state where the dispute is taking place in a mutually agreed upon city. It is acknowledged that the Parties, by mutual, written agreement, may change any of these arbitration practices for a particular, some, or all Dispute(s).

            33.4 Should it become necessary to resort to court proceedings to enforce a Party's compliance with the dispute resolution process set forth herein, and the court directs or otherwise requires compliance herewith, then all of the costs and expenses, including its reasonable attorney fees, incurred by the Party requesting such enforcement shall be reimbursed by the non-complying Party to the requesting Party.

            33.5 Nothing in this Section is intended to divest or limit the jurisdiction and authority of the Commission or the Federal Communications Commission as provided by state or federal law.

            33.6 No Dispute, regardless of the form of action, arising out of this Agreement, may be brought by either Party more than two (2) years after the cause of action accrues.

SECTION 34.  CONTROLLING LAW

This Agreement was negotiated by the Parties in accordance with the terms of the Act and the laws of the state where service is provided hereunder. It shall be interpreted solely in accordance with the terms of the Act and the applicable state law in the state where the service is provided.

SECTION 35.  JOINT WORK PRODUCT

This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

SECTION 36.  RESPONSIBILITY FOR ENVIRONMENTAL CONTAMINATION

Neither Party shall be liable to the other for any costs whatsoever resulting from the presence or release of any environmental hazard that either Party did not introduce to the affected work location. Both Parties shall defend and hold harmless the other, its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from
(i) any environmental hazard that the indemnifying Party, its contractors or agents introduce to the work locations or (ii) the presence or release of any environmental hazard for which the indemnifying Party is responsible under applicable law.

SECTION 37.  NOTICES

Any notices required by or concerning this Agreement shall be sent to the Parties at the addresses shown below:

                        USW
                        Director - Interconnection Compliance
                        1801 California Street, Suite 2410
                        Denver, CO  80202

                        With copy to:
                        U S WEST Law Department
                        Attention:  General Counsel, Interconnection
                        1801 California Street, Suite 5100
                        Denver, CO  80202

                        Pathnet
                        General Counsel
                        Suite 500
                        1015 31st Street NW
                        Washington, DC  20007

            Each Party shall inform the other of any changes in the above addresses.

SECTION 38.  RESPONSIBILITY OF EACH PARTY

Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters. Each Party will be solely responsible for proper handling, storage, transport and disposal at its own expense of all (i) substances or materials that it or its contractors or agents bring to, create or assume control over at work locations or, (ii) waste resulting therefrom or otherwise generated in connection with its or its contractors' or agents' activities at the work locations. Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party shall be responsible for (i) its own acts and performance of all obligations imposed by applicable law in connection with its activities, legal status and property, real or personal and, (ii) the acts of its own affiliates, employees, agents and contractors during the performance of that Party's obligations hereunder.

SECTION 39.  NO THIRD PARTY BENEFICIARIES

This Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

SECTION 40.  REFERENCED DOCUMENT

All references to Sections shall be deemed to be references to Sections of this Agreement unless the context shall otherwise require. Whenever any provision of this Agreement refers to a technical reference, technical publication, Pathnet practice, USW practice, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) of such document that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document incorporated by reference in such a technical reference, technical publication, Pathnet practice, USW practice, or publication of industry standards. The existing configuration of either Party's network may not be in immediate compliance with the latest release of applicable referenced documents.

SECTION 41.  PUBLICITY

Neither Party shall publish or use any publicity materials with respect to the execution and delivery or existence of this Agreement without the prior written approval of the other Party.

SECTION 42.  AMENDMENT

Pathnet and USW may mutually agree to amend this Agreement in writing. Since it is possible that amendments to this Agreement may be needed to fully satisfy the purposes and objectives of this Agreement, the Parties agree to work cooperatively, promptly and in good faith to negotiate and implement any such additions, changes and corrections to this Agreement.

SECTION 43.  EXECUTED IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

SECTION 44.  HEADINGS OF NO FORCE OR EFFECT

The headings of Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

SECTION 45.  COMPLIANCE

Each Party shall comply with all applicable federal, state, and local laws, rules and regulations applicable to its performance under this Agreement. Without limiting the foregoing, USW and Pathnet agree to take all action necessary to keep and maintain in full force and effect all permits, licenses, certificates, and other authorities needed to perform their respective obligations hereunder.

SECTION 46. COMPLIANCE WITH THE COMMUNICATIONS ASSISTANCE LAW ENFORCEMENT ACT OF 1994 ("CALEA")

Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with CALEA. Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

SECTION 47.  COOPERATION

The Parties agree that this Agreement involves the provision of USW services in ways such services were not previously available and the introduction of new processes and procedures to provide and bill such services. Accordingly, the Parties agree to work jointly and cooperatively in testing and implementing processes for pre-ordering, ordering, maintenance, provisioning and billing and in reasonably resolving issues which result from such implementation on a timely basis.

SECTION 48.  ENTIRE AGREEMENT

This Agreement and all exhibits, schedules, and amendments and supplements hereto and including, but not limited to any Adjacent Collocation Arrangements, constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

PATHNET, INC.                                   U S WEST COMMUNICATIONS, INC.

/s/ MICHAEL A. LUBIN                            /s/ KATHY FLEMMING
----------------------------                    --------------------------------
Signature                                       Signature

Michael A. Lubin                                Kathy Flemming
----------------------------                    --------------------------------
Name Printed/Typed                              Name Printed/Typed

V.P. and General Counsel                        V.P. Interconnect Implementation
----------------------------                    --------------------------------
Title                                           Title

   8/16/99                                         8/18/99
----------------------------                    --------------------------------
Date                                            Date